UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2019

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street

Watsonville, California 95076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2019, the Board of Directors (the “Board”) of Granite Construction Incorporated (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, elected Molly C. Campbell as a director, effective June 5, 2019. Ms. Campbell joins the class of directors whose terms expire at the Company’s 2021 Annual Meeting of Shareholders.  Ms. Campbell will serve on the Company’s Audit/Compliance Committee and Compensation Committee.

The Board has determined that Ms. Campbell meets the independence requirements of the listing standards of the New York Stock Exchange.

As a non-employee director, Ms. Campbell will receive compensation in the same manner as the Company’s other non-employee directors, which director compensation program is described the Company’s definitive proxy statement on Schedule 14A.

The Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Campbell. The Indemnification Agreement is in the same form as the indemnification agreement for directors that the Company previously filed with the SEC as Exhibit 10.11 to the Company’s Form 10-K for the year ended December 31, 2018.

There are no arrangements or understandings between Ms. Campbell and any other person pursuant to which she was elected as a director.  There are no transactions involving Ms. Campbell that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 6, 2019. A total of 44,513,219 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 95% of the Company’s shares outstanding as of the April 12, 2019 record date. The final results of voting on each of the matters submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.	The election of three director nominees to serve for the ensuing three-year term and until their successors are elected and qualified:
Nominee	For	Against	Abstain	Broker Non-Votes
Claes G. Bjork	39,734,831	1,031,062	23,846	3,723,480
Patricia D. Galloway	40,568,895	197,082	23,762	3,723,480
Alan P. Krusi	39,565,451	1,198,774	25,514	3,723,480
Jeffrey J. Lyash	40,216,804	547,355	25,580	3,723,480

2.	Advisory vote on the compensation of the Company’s named executive officers:
For	Against	Abstain	Broker Non-Votes
39,885,185	831,993	72,561	3,723,480

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:
For	Against	Abstain
43,885,205	605,496	22,518

Pursuant to the foregoing votes, the four director nominees listed above were elected to serve on the Company’s Board of Directors for the ensuing three-year term and until their successors are duly elected, the compensation of the named executive officers was approved on an advisory basis, and the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm was ratified.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date:  June 7, 2019

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